Exhibit 10.2

TANGER FACTORY OUTLET CENTERS, INC.
NOTIONAL UNIT
AWARD AGREEMENT

Name of Grantee: _____________________ ("Grantee")
No. of Notional Units: ______________________
Grant Date: ______________, 2010 (the "Grant Date")

RECITALS

A. The Grantee is an employee of Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the "Company").

B. The Company has adopted the Amended and Restated Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties L.P., as amended (the "Plan") to provide additional incentives to the Company's employees and directors. This award agreement (this "Agreement") evidences an award to the Grantee under the Plan (the "Award"), which is subject to the terms and conditions set forth herein.

C. The Plan permits the award of Performance Awards and the Company wishes to award Performance Awards in the form of Notional Units.

D. The Grantee was selected by the Share and Unit Option Committee (the "Committee") to receive the Award and, effective as of the Grant Date, the Company issued to the Grantee the number of Notional Units set forth above.

NOW, THEREFORE, the Company and the Grantee agree as follows:

1. Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:

"Cause" means (a) the Grantee causing material harm to the Company or any Subsidiary or affiliate thereof through a material act of dishonesty in the performance of his or her duties for the Company or any Subsidiary or affiliate thereof, (b) the Grantee's conviction of a felony involving moral turpitude, fraud or embezzlement, or (c) the Grantee's willful failure to perform the material duties of the Grantee's employment (other than failure due to Disability); provided that, if the Employment Agreement includes a different definition of "Cause," the definition in the Employment Agreement shall be incorporated by reference herein and supersede the definition in this Section 1.

"Change in Control" has the meaning set forth in the Plan. In addition, if a Change in Control constitutes a payment event with respect to the Award, and the Award provides for the deferral of compensation and is subject to Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance that may be issued after the date hereof, "Section 409A"), the transaction or event described in the Change in Control definition set forth in the Plan must also constitute a "change in control event," as defined in Department of Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

"CIC Minimum Return to Shareholders" shall mean the amount equal to the product of (a) the Minimum Return to Shareholders and (b) a fraction, the numerator of which is the number of days from the Effective Date to and including the date of the Change in Control and the denominator of which is the number of days during the period beginning on the Effective Date and ending on the Measurement Date.

"Common Shares" means the Company's common shares, par value $0.01 per share, either currently existing or authorized hereafter.

"Common Share Price" means, as of a particular date, the highest twenty (20) consecutive trading day trailing average of the Fair Market Value within the ninety (90) day period ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided that if any of such trading days is the ex-dividend date for a dividend or other distribution on the Common Shares, then the Fair Market Value for each trading day prior to the ex-dividend date shall be adjusted and shall equal the Fair Market Value on each such trading day (prior to the adjustment herein) divided by (i) the sum of (A) one and (B) the per share amount of the dividend or other distribution declared to which such ex-dividend date relates divided by the Fair Market Value on the ex-dividend date for such dividend or other distribution; and, provided, further, that if such date is the date upon which a Change in Control (within the meaning of Section 1.6(a) or (c) of the Plan) occurs, the Common Share Price as of such date shall be equal to the fair market value in cash, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in such Change in Control for one Common Share.

"Disability" means the Grantee's inability through physical or mental illness or other cause to perform any of the material duties assigned to him or her by the Company or a Subsidiary or affiliate thereof for a period of ninety (90) days or more within any twelve (12) consecutive calendar months; provided that, if the Employment Agreement includes a different definition of "Disability," the definition in the Employment Agreement shall be incorporated by reference herein and supersede the definition in this Section 1.

"Effective Date" means January 1, 2010.

"Effective Date Common Share Price" means $38.99.

"Employment Agreement" means, as of a particular date, the employment agreement by and between the Grantee and the Company or a Subsidiary or affiliate thereof in effect as of that date, if any.

"50th Percentile" means in accordance with standard statistical methodology, for any applicable measurement period, the median of the Total Return to Shareholders of the REITs included in the Peer Group. Notwithstanding the foregoing, the Committee may, upon consideration of the statistical distribution of the REITs included in the Peer Group within the full range of Total Return to Shareholders for the applicable measurement period, exercise its reasonable discretion to allow for issuance of Restricted Shares to be granted as part of the Award under Section 3 on a basis other than a strict mathematical calculation of the 50th Percentile. By way of illustration, if for the period the Total Return to Shareholders of a number of REITs included in the Peer Group is clustered within a narrow range such that the effect of the precise calculation of percentiles is that issuance would not occur, the Committee could in its sole discretion conclude that issuance should nonetheless occur to the extent appropriate in light of all the circumstances, including the Company's Total Return to Shareholders performance relative to the REITs included in the Peer Group taken as a whole.

The Grantee shall have "Good Reason" to terminate his or her employment in the event of the Company's material breach of the terms of the Grantee's employment; provided that (i) the Grantee provides written notice to the Company of the existence of the condition(s) constituting Good Reason within ninety (90) days of the initial existence of any such condition(s), (ii) the Company has thirty (30) days after receipt of such notice to remedy such condition(s) and (iii) if the Company fails to remedy the condition(s), the Grantee terminates his or her employment for Good Reason within two (2) years following the initial existence of any condition constituting Good Reason; provided, further, that, if the Employment Agreement includes a different definition of "Good Reason," to the extent a Termination of Employment by the Grantee for Good Reason thereunder would be an "involuntary separation from service" (as defined in Section 409A), the definition in the Employment Agreement shall be incorporated by reference herein and supersede the definition in this Section 1.

"Maximum Total Return to Shareholders" means Total Return to Shareholders equal to 60%.

"Measurement Date" means December 31, 2013.

"Minimum Total Return to Shareholders" means Total Return to Shareholders equal to 40%.

"Notional Unit" means a Performance Award granted pursuant to the Plan which entitles the Grantee to the opportunity to be receive Restricted Shares on or after the Share Issuance Date as set forth herein.

"Notional Unit Conversion Ratio" means (a) in the event the Total Return to Shareholders is equal to the Minimum Total Return to Shareholders, 1.0, (b) in the event the Total Return to Shareholders is equal to the Maximum Total Return to Shareholders, 3.0, (c) in the event the Total Return to Shareholders is greater than the Minimum Total Return to Shareholders and less than the Maximum Total Return to Shareholders, the Notional Unit Conversion Ratio will be pro-rated between 1.0 and 3.0 by linear interpolation (e.g., other than in the event of a Change in Control, the Notional Unit Conversation Ratio will increase by 0.1 for each percentage point by which the Total Return to Shareholders exceeds the Minimum Total Return to Shareholders up to the Maximum Total Return to Shareholders) and (d) in the event the Total Return to Shareholders is greater than the Maximum Total Return to Shareholders, 3.0 multiplied by a fraction, the numerator of which is the Common Share Price required to generate the Maximum Total Return to Shareholders on the Valuation Date, less the actual dividends paid from the Effective Date to the Valuation Date, up to a maximum of $6.22, and the denominator of which is the Common Share Price on the Valuation Date.

"Peer Group" means the peer group of companies set forth on Exhibit A; provided that if a constituent company(s) in the Peer Group ceases to be actively traded, due, for example, to merger or bankruptcy, or the Committee otherwise reasonably determines that it is no longer suitable for the purposes of this Agreement, then the Committee in its reasonable discretion shall select a comparable company to be added to the Peer Group for purposes of making the Total Return to Shareholders comparison required by Section 3(b) meaningful and consistent across the relevant measurement period.

"Restricted Shares" has the meaning set forth in Section 2(a).

"Share Issuance Date" means the earlier of (a) January 1, 2014 and (b) the date upon which a Change in Control shall occur.

"Total Return to Shareholders" means the percentage appreciation in the Common Share Price from the Effective Date to the Valuation Date, determined by dividing (a) the difference obtained by subtracting (1) the Effective Date Common Share Price, from (2) the Common Share Price on the Valuation Date plus all dividends paid on a Common Share from the Effective Date to the Valuation Date up to a maximum of $6.22 by (b) the Effective Date Common Share Price; provided, however, for the purpose of calculating Total Return to Shareholders under Sections 3(b)(ii) and (iii), no such dividend per share limitation shall apply for purposes of the comparison of Total Return to Shareholders to the 50th Percentile; provided, further, that for the purposes of calculating the Total Return to Shareholders under Section 2(b)(iii), the amount of the maximum dividend considered herein shall be prorated based on the number of days from the Effective Date to and including the date of the Change in Control divided by the total number of days from the Effective Date to and including the Measurement Date. Additionally, as set forth in, and pursuant to, Section 6, appropriate adjustments to the Total Return to Shareholders shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 6 that occur between the Effective Date and the Valuation Date.

"Valuation Date" means the earlier of (a) the Measurement Date and (b) the date upon which a Change in Control shall occur.

2. Notional Unit Award.

(a) Award. In consideration of the Grantee's past and/or continued employment with or service to the Company and/or a Subsidiary or affiliate thereof and for other good and valuable consideration, effective as of the Grant Date, the Grantee is hereby granted an Award consisting of the number of Notional Units set forth above, which will be subject to (i) forfeiture or conversion into a right to receive unrestricted Common Shares or restricted Common Shares (such restricted Common Shares, "Restricted Shares") to the extent provided in Sections 2 and 3, and (ii) the terms and conditions otherwise set forth in the Plan and this Agreement.

(b) Effect of Termination of Employment and Change in Control.

(i) Except as provided in Section 2(b)(iii), if, prior to the Share Issuance Date, a Termination of Employment of the Grantee occurs for any reason other than those reasons described in Section 2(b)(ii), then all Notional Units shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no payments or benefits with respect to the Notional Units.

(ii) Except as provided in Section 2(b)(iii), if, prior to the Share Issuance Date, a Termination of Employment of the Grantee (1) without Cause by the Company, (2) with Good Reason by the Grantee, or (3) due to the Grantee's death or Disability, occurs, the Grantee shall be entitled on the Share Issuance Date to the number of Common Shares equal to the number of Restricted Shares he or she would have received pursuant to Section 3(b) as if no Termination of Employment of the Grantee had occurred, multiplied by a fraction, the numerator of which is the number of days from the Effective Date to and including the date of Termination of Employment of the Grantee, and the denominator of which is the total number of days from the Effective Date to and including the Measurement Date, which Common Shares shall be fully vested upon issuance. On the Share Issuance Date, all Notional Units shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to the Notional Units.

(iii) Notwithstanding anything to the contrary, on the date of a Change in Control occurring on or prior to the Measurement Date, subject to the Grantee's continued employment with the Company from the Grant Date through the date of such Change in Control, the Company shall issue to the Grantee, immediately prior to such Change in Control, that number of Common Shares determined as follows (which Common Shares shall be fully vested upon issuance):

(x) If, as of the date of such Change in Control, the Total Return to Shareholders is equal to or greater than the CIC Minimum Total Return to Shareholders, then the Company shall issue to the Grantee that number of Common Shares equal to the number of Notional Units held by the Grantee on the Share Issuance Date multiplied by the Notional Unit Conversion Ratio (and, for purposes of determining the Notional Unit Conversion Ratio, the Maximum Total Return to Shareholders and the maximum amount of dividends taken into account in subsection (d) of the definition of "Notional Unit Conversion Ratio" shall be adjusted in the same manner as Minimum Return to Shareholders is adjusted in determining the CIC Minimum Return to Shareholders);

(y) If, as of the date of such Change in Control, the Total Return to Shareholders is less than the CIC Minimum Total Return to Shareholders and is less than the 50th Percentile for the period beginning on the Grant Date and ending on the Valuation Date, then no Common Shares will be issued to the Grantee;

(z) If, as of the date of such Change in Control, the Total Return to Shareholders is less than the CIC Minimum Total Return to Shareholders, but is equal to or greater than the 50th Percentile for the period beginning on the Grant Date and ending on the Valuation Date, then the Company shall issue to Grantee that number of Common Shares equal to the number of Notional Units held by the Grantee on the Share Issuance Date.

In consideration for the Common Shares granted pursuant to this Section 2(b)(iii), all Notional Units shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to the Notional Units.

3. Restricted Shares.

(a) Grant of Restricted Shares. Subject to Section 3(f), on the Share Issuance Date, the Company shall deliver to the Grantee (or any transferee permitted under Section 5) a number of Restricted Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Restricted Shares that are issuable pursuant to Section 3(b). Upon the Share Issuance Date, all Notional Units shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to the Notional Units. Notwithstanding the foregoing, in the event Restricted Shares cannot be issued pursuant to Sections 3(f)(i), then the Restricted Shares shall be issued pursuant to the preceding sentence at the earliest date at which the Committee reasonably anticipates that Restricted Shares can again be issued in accordance with Sections 3(f)(i).

(b) Number of Restricted Shares. The number of Restricted Shares that shall be granted pursuant to the Notional Units shall be determined based on the Total Return to Shareholders on the Valuation Date and shall be determined as follows:

(i) If, as of the Valuation Date, the Total Return to Shareholders is equal to or greater than the Minimum Total Return to Shareholders, then the Company shall issue to the Grantee that number of Restricted Shares equal to the number of Notional Units held by the Grantee on the Share Issuance Date multiplied by the Notional Unit Conversion Ratio.

(ii) If, as of the Valuation Date, the Total Return to Shareholders is less than the Minimum Total Return to Shareholders and is less than the 50th Percentile for the period beginning on the Grant Date and ending on the Valuation Date, then no Restricted Shares will be issued to the Grantee.

(iii) If, as of the Valuation Date, the Total Return to Shareholders is less than the Minimum Total Return to Shareholders, but is equal to or greater than the 50th Percentile for the period beginning on the Grant Date and ending on the Valuation Date, then the Company shall issue to the Grantee that number of Restricted Shares equal to the number of Notional Units held by the Grantee on the Share Issuance Date.

The number of Restricted Shares that the Grantee shall be entitled to pursuant to the Notional Units shall be determined by the Committee in its sole good faith discretion. The Grantee will not become entitled to Restricted Shares with respect to the Notional Units subject to this Agreement unless and until the Committee determines the Total Return to Shareholders and, if required for calculation of the number of Restricted Shares to be issued pursuant to Sections 3(b)(ii) and (iii), the 50th Percentile. Upon such determination by the Committee and subject to the provisions of the Plan and this Agreement, the Grantee shall be entitled to a number of Restricted Shares equal to the number that is determined pursuant to this Section 3(b).

(c) Vesting of Restricted Shares. Except as provided in Section 3(d), all of the Restricted Shares granted on the Share Issuance Date as provided in this Section 3 shall vest on December 31, 2014.

(d) Effect of Termination of Employment and Change in Control.

(i) Except as provided in Section 3(d)(iii), if, on or after the Share Issuance Date, a Termination of Employment of the Grantee occurs for any reason other than those reasons described in Section 3(d)(ii), then all Restricted Shares that remain unvested at such time shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no payments or benefits with respect to the Restricted Shares.

(ii) If, on or after the Share Issuance Date, a Termination of Employment of the Grantee (1) without Cause by the Company, (2) with Good Reason by the Grantee, or (3) due to the Grantee's death or Disability, occurs, then all of the Grantee's Restricted Shares shall automatically and immediately vest.

(iii) On the date of a Change in Control occurring after the Measurement Date, subject to the Grantee's continued employment with the Company from the Grant Date through the date of such Change in Control, all unvested Restricted Shares shall, immediately prior to such Change in Control, automatically and immediately vest.

(e) Rights as Shareholder. The Grantee shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Notional Units or any Restricted Shares underlying the Notional Units and deliverable hereunder unless and until such Restricted Shares have been issued to the Grantee, and held of record by the Grantee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

(f) Conditions on Delivery of Restricted Shares. The Restricted Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Common Shares or issued Common Shares which have then been reacquired by the Company. Such Common Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Common Shares issuable hereunder (i) if such issuance would violate any applicable law, rule or regulation and (ii) prior to the receipt by the Company of payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 3(g).

(g) Withholding and Taxes. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by the Grantee of any sums required by applicable law to be withheld with respect to the grant of the Notional Units or the grant or vesting of the Restricted Shares related thereto. Such payment shall be made by deduction from other compensation payable to the Grantee or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Committee, include:

(i) Cash or check;

(ii) Surrender of Common Shares held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or

(iii) Other property acceptable to the Committee.

The Company shall not be obligated to deliver any new certificate representing the Restricted Shares to the Grantee or the Grantee's legal representative or enter such Restricted Shares in book entry form unless and until the Grantee or the Grantee's legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Grantee resulting from the grant of the Notional Units or the grant or vesting of Restricted Shares related thereto.

4. Dividends.

(a) Upon the grant of Common Shares pursuant to Section 2(b)(ii), the Grantee shall be entitled to receive, for each Common Share granted, an amount equal to the per share amount of all dividends declared with respect to Common Shares with a record date on or after the Effective Date to and including the date of the Termination of Employment of the Grantee. After the date of grant of the Common Shares pursuant to Section 2(b)(ii), the holder of such Common Shares shall be entitled to receive dividends in the same manner as dividends are paid to all other holders of Common Shares.

(b) Upon the grant of Common Shares pursuant to Section 2(b)(iii), the Grantee shall be entitled to receive, for each Common Share granted, an amount equal to the per share amount of all dividends declared with respect to Common Shares with a record date on or after the Effective Date to and including the date of the Change in Control. After the date of grant of the Common Shares pursuant to Section 2(b)(iii), the holder of such Common Shares shall be entitled to receive dividends in the same manner as dividends are paid to all other holders of Common Shares.

(c) Upon grant of the Restricted Shares pursuant to Section 3(a), the Grantee shall be entitled to receive, for each of the Restricted Shares (whether vested or unvested), an amount in cash equal to the per share amount of all dividends declared with respect to the Common Shares with a record date on or after the Effective Date and before the Share Issuance Date (other than those with respect to which an adjustment was made pursuant to Section 6); provided that, notwithstanding the foregoing, if on the Valuation Date the Total Return to Shareholders exceeds the Maximum Total Return to Shareholders, then the amount the Grantee shall be entitled to receive pursuant to this Section 4(c) shall equal the product of (a) the per share amount of all dividends declared with respect to the Common Shares with a record date on or after the Effective Date and before Share Issuance Date (other than those with respect to which an adjustment was made pursuant to Section 6) and (b) the number of Restricted Shares the Grantee would have received had the Total Return to Shareholders equaled the Maximum Total Return to Shareholders on the Valuation Date. After the Share Issuance Date, the holder of Restricted Shares (whether vested or unvested) shall be entitled to receive the per share amount of any dividends declared with respect to Common Shares for each Restricted Share (whether vested or unvested) held on the record date of each such dividend and each such dividend shall be paid in the same manner as dividends are paid to the holders of Common Shares.

(d) Except as provided in this Section 4, the Grantee shall not be entitled to receive any payments in lieu of or in connection with dividends with respect to any Notional Units and/or Restricted Shares.

5. Restrictions on Transfer. The Notional Units may not be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law (each such action, "Transfer"). The Restricted Shares may not be Transferred, unless and until such Restricted Shares have been granted and have fully vested. Neither the Notional Units, the Restricted Shares nor any interest or right therein shall be liable for the debts, contracts or engagements of the Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no force or effect, except to the extent that such disposition is permitted by the preceding sentence.

6. Changes in Capital Structure. In addition to any actions by the Committee permitted under Section 10.3 of the Plan, if (1) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or shares of the Company or a transaction similar thereto, (2) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of shares or other similar change in the capital structure of the Company, or any distribution to holders of Common Shares other than regular cash dividends, shall occur, or (3) any other event shall occur for which, in its sole discretion, the Committee determines action by way of adjusting the terms of the Award is necessary or appropriate, then the Committee shall take such action as in its sole discretion shall be necessary or appropriate to maintain the Grantee's rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, without limitation, adjustments in the number and/or terms and conditions of the Notional Units or Restricted Shares, Common Share Price, Total Return to Shareholders and payments to be made pursuant to Section 4. The Grantee acknowledges that the Notional Units and Restricted Shares are subject to amendment, modification and termination in certain events as provided in this Section 6 and Section 10.3 of the Plan.

7. Miscellaneous.

(a) Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement, the Notional Units or the Restricted Shares.

(b) Amendments. To the extent permitted by the Plan, this Agreement may be amended, modified, suspended or terminated at any time and from time to time by the Committee or the Board; provided that, except as otherwise provided in the Plan, any such amendment, modification, suspension or termination that adversely affects the rights of the Grantee in a material way must be consented to by the Grantee to be effective as against him or her.

(c) Incorporation of Plan. The provisions of the Plan are hereby incorporated by reference as if set forth herein. If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, the Plan shall govern.

(d) Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

(e) Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of North Carolina, without giving effect to the principle of conflict of laws of such State or any other jurisdiction.

(f) No Obligation to Continue Position as an Employee. Neither the Company nor any Subsidiary or affiliate thereof is obligated by or as a result of this Agreement to continue to have the Grantee as an employee and this Agreement shall not interfere in any way with the right of the Company or any Subsidiary or affiliate thereof to terminate the Grantee as an employee at any time, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary or affiliate thereof and the Grantee.

(g) Notices. Notices hereunder shall be mailed or delivered to the Company in care of the Secretary of the Company at its principal place of business, and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

(h) Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

(i) Conformity to Securities Laws.

(i) The Grantee will use his or her best efforts to comply with all applicable securities laws. The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the Notional Units and/or Restricted Shares shall be granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(ii) Notwithstanding any other provision of the Plan or this Agreement, if the Grantee is subject to Section 16 of the Exchange Act, the Plan, this Agreement, the Notional Units, and the Restricted Shares shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule

16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(j) Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5, this Agreement shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

(k) Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof.

(l) Section 409A. This Agreement is intended to comply with or be exempt from Section 409A and, to the extent applicable, this Agreement shall be interpreted in accordance with Section 409A. However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Committee determines that the Notional Units and/or the Restricted Shares (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify the Grantee or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for the Notional Units and/or Restricted Shares to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

(m) Limitation on the Grantee's Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Grantee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Notional Units and the Restricted Shares, and rights no greater than the right to receive Common Shares as a general unsecured creditor with respect to Notional Units and the Restricted Shares, as and when payable hereunder.

(n) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the first day written above.

TANGER FACTORY OUTLET CENTERS, INC.

By: ___________________________________
Name: Steven B. Tanger
Title: President and Chief Executive Officer

GRANTEE

_________________________________________ Name:

EXHIBIT A

[List of Peer Group]